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Air Lease Corporation

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Air Lease Corporation Spring 2022 Stockholder Engagement

Forward Looking Statements Statements in this presentation that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. We wish to caution you that our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, including, but not limited to, the following: • the extent to which the COVID-19 pandemic and measures taken to contain its spread ultimately impact our business, results of operation and financial condition; • our inability to obtain additional capital on favorable terms, or at all, to acquire aircraft, service our debt obligations and refinance maturing debt obligations; • increases in our cost of borrowing or changes in interest rates; • our inability to generate sufficient returns on our aircraft investments through strategic acquisition and profitable leasing; • the failure of an aircraft or engine manufacturers to meet its delivery obligations to us, including or as a result of technical or other difficulties with aircraft before or after delivery; • obsolescence of, or changes in overall demand for, our aircraft; • changes in the value of, and lease rates for, our aircraft, including as a result of aircraft oversupply, manufacturer production levels, our lessees’ failure to maintain our aircraft, and other factors outside of our control; • impaired financial condition and liquidity of our lessees, including due to lessee defaults and reorganizations, bankruptcies or similar proceedings; • the failure by our lessees to adequately insure our aircraft or fulfill their contractual indemnity obligations to us; • increased tariffs and other restrictions on trade; • other events affecting our business or the business of our lessees and aircraft manufacturers or their suppliers that are beyond our or their control, such as the threat or realization of epidemic diseases in addition to COVID-19, natural disasters, terrorist attacks, war or armed hostilities between countries or non-state actors; and • the factors discussed under “Part I—Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2021, and other SEC filings, including future SEC filings. We also refer you to the documents the Company files from time to time with the Securities and Exchange Commission (“SEC”), specifically the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 which contains and identifies important factors that could cause the actual results for the Company on a consolidated basis to differ materially from expectations and any subsequent documents the Company files with the SEC. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. If any such risks or uncertainties develop, our business, results of operation and financial condition could be adversely affected. The Company has an effective registration statement (including a prospectus) with the SEC. Before you invest in any offering of the Company’s securities, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and any such offering. You may obtain copies of the Company’s most recent Annual Report on Form 10-K and the other documents it files with the SEC for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company will arrange to send such information if you request it by contacting Air Lease Corporation, General Counsel and Secretary, 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067, (310) 553-0555. The Company routinely posts information that may be important to investors in the “Investors” section of the Company’s website at www.airleasecorp.com. Investors and potential investors are encouraged to consult the Company’s website regularly for important information about the Company. The information contained on, or that may be accessed through, the Company’s website is not incorporated by reference into, and is not a part of, this presentation. 2

Air Lease Overview Air Lease Corporation (“ALC”; ticker: AL) is a leading global commercial aircraft leasing company Founded in 2010 with our IPO on the NYSE in 2011, we are one of the world’s largest customers for new commercial jet aircraft We purchase the most modern, fuel-efficent, new technology commercial aircraft directly from aircraft manufacturers and lease those aircraft to airlines throughout the world We have a diversified, global customer base with 118 customers across 60 countries as of December 31, 2021 Assets ($ in billions) Revenues ($ in billions) $2.1 $2.0 $2.0 $27.0 $25.2 $1.7 $21.7 $1.5 $18.5 $15.6 2017 2018 2019 2020 2021 2017 2018 2019 2020 2021 All information per ALC public filings. 3

A Leader in Aircraft Leasing

Air Lease is a $50 billion+ aircraft leasing platform

$27 Billion	474 Aircraft	431 Aircraft	$30.9 Billion	$7.9 Billion
Total Assets	Owned & Managed	On order[1]	Committed Rentals[2]	Liquidity[3]

>95% revenues from rentals associated with long-term lease agreements

~72% fleet NBV to flag carriers or airlines w/ gov't ownership[4]

99% order book positions through 2023 on long-term leases

99% Unsecured debt

95% Fixed rate debt

S&P	Fitch	Kroll
BBB	BBB	A-
Stable	Stable	Negative

All information per ALC public filings as of December 31, 2021. Note: $50 billion leasing platform consists of $27.0 billion in assets, $27.7 billion in commitments to acquire aircraft and over $2.5 billion in managed aircraft. [1]As of December 31, 2021, and giving effect to our conversion of three Boeing 787 aircraft to 18 737 MAX aircraft in February 2022, we had commitments to purchase 431 aircraft from Boeing and Airbus for delivery through 2028, with an estimated aggregate commitment of $27.7 billion. [2]Includes $14.8 billion in contracted minimum rental payments on the aircraft in our existing fleet and $16.1 billion in minimum future rental payments related to aircraft which will be delivered during the remainder of 2022 through 2025. [3]Available liquidity of $7.9 billion is comprised of unrestricted cash of $1.1 billion and an available borrowing capacity under our committed unsecured revolving credit facility of $6.8 billion. [4]Includes any form of government ownership; however, this does not guarantee our ability to collect contractual rent payments.

AIR LEASE CORPORATION

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Aircraft Leasing: Proven, Resilient Business Model Impact of COVID-19 Air Lease Performance Pandemic on Airline 2020 & 2021 Combined Industry (1) Pre-Tax Profits……………...... $1.1bn+ ~($696bn) Loss of gross passenger operating revenues of airlines Aircraft Utilization Rate…….. 99.7% (2020 - 2021 vs. 2019) (2) (3) Cash Collection Rate ……… 90.0% ~($201bn) Total projected post tax losses for the airline industry Aircraft ~$6bn (4) (2020 - 2022) Purchases …………………... (94 Aircraft) (1) ~$9bn Aircraft Placements……….... 2.7bn (144 Aircraft) Reduction in scheduled passengers Unsecured Capital Raised..... $8.8bn (2020 vs. 2019) 1) ICAO (https://www.icao.int/sustainability/Documents/COVID-19/ICAO%20COVID%202022%2002%2015%20Economic%20Impact%20Toru%20Hasegawa.pdf) 2) IATA (https://www.iata.org/en/pressroom/2021-releases/2021-10-04-01/) 3) Cash collection rate defined as the sum of cash collected from lease rentals and maintenance reserves, including cash recovered from outstanding receivables from previous periods, as a percentage of the total contracted receivables due during the period 5 4) Includes orderbook purchases and purchases in the secondary market

2021 ALC Milestones and Achievements Lowest Signed Largest Funding Achieved Landmark Aircraft Cost in Record Transactions Order ALC Aircraft including in History Placements ITA ALC $3.7bn & Malaysia History 1 @1.27% 100%+ Reached Maintained Record growth in Record Three Annual aircraft Level of Investment Revenue deliveries yoy Assets Grade $2.1bn 53 aircraft $27bn Ratings delivered ALC key 2021 achievements despite ongoing industry challenges 1 6 Weighted average interest rate

COVID-19 Pandemic In 2021, we adjusted the structure of our executive compensation program to address the unprecedented challenges and immense uncertainty still facing our industry because of the COVID-19 pandemic When the leadership development and compensation committee established the 2021 performance measures in February and August 2021, the aviation industry was combating surging COVID-19 infections due to different variants that each significantly impacted air travel, making goal forecasting difficult Challenges encountered in 2021 include: • Travel restrictions and border closures, most specifically as it relates to international traffic for which passenger demand in 2021 was 75.5% below 2019 levels. International traffic in Asia Pacific was more than 90% below 2019 levels. • Uncertainty regarding the pace of vaccinations (after approval of certain vaccines in the fourth quarter of 2020 in a number of countries) and impact of those vaccinations on passenger travel • Emergence of Delta and Omicron variants resulting in resurgence in cases Despite an extremely challenging environment, we delivered solid financial performance in 2021 as we: • Managed lease restructurings with our customers, including one of our largest customers • Avoided a number of significant airline bankruptcies • Completed debt financings at some of the lowest interest rates in our Company’s history • Ended the year with almost all our owned fleet on lease Despite continuing uncertainty surrounding the COVID-19 pandemic, our 2022 executive compensation plan returns to our historical approach of measuring performance on an annual basis for our 2022 annual incentive plan and reverts the relative splits of long-term equity awards to our historical split of 50% Book Value RSUs, 25% TSR RSUs and 25% time- based RSUs Note: Passenger traffic data included above per IATA. 7

Air Lease 2021 Executive Compensation Program 2021 Executive Compensation Program Decisions & Outcomes In February 2021, we adjusted the structure of our executive compensation program to address the unprecedented challenges and immense uncertainty still facing our industry because of the COVID-19 pandemic, including utilizing two six-month performance periods for our annual incentive plan given the difficulty in goal forecasting for our industry at that time and decreasing the number of long-term incentive Book Value RSU awards by 10%. As a result, our 2021 compensation program included: • Annual incentive plan structured to measure both financial and strategic achievement. Ø Financial Performance Measures (60%): overall revenue and adjusted pre-tax margin. Ø Strategic Objectives (40%): overall aircraft placements and lease utilization rate. • Long-term incentive plan structured to incentivize creation of shareholder value. Ø 65% of our long-term incentive equity awards for 2021 were tied to performance-based vesting conditions. Despite the challenging environment, the weighted average earned payout based on our performance for our annual incentive plan was 189%. Key drivers for our performance include: • We avoided a number of significant airline bankruptcies and successfully managed lease restructurings with certain customers, including one of our largest customers. • We opportunistically sold unsecured claims related to insolvency proceedings for one of our customers. • We completed successful financing transactions, including raising $3.7 billion in senior unsecured notes at a weighted average interest rate of 1.27%, the lowest funding cost in our Company’s history. • We completed a 31-aircraft placement with a European customer in the third quarter of 2021 which was our largest, single placement (by number of aircraft) in our history. 8

Small, Talented Team Responsible for Managing Complex Business Compared to other capital intensive businesses similar to ALC, our employees are responsible for significantly more revenue, income and assets Revenue / Employee Total Assets / Employee Net Income / Employee Company/Industry (mm) (mm) (mm) 1 Air Lease Corporation $16.19 $209.06 $3.16 2 2021 Custom Benchmark $5.76 $55.24 $1.90 1 As of December 31, 2021 2 Source: Bloomberg. Reflects average of the company’s 2021 custom benchmark group as disclosed in our definitive proxy statement filed with the SEC on March 18, 2022. 9

2021 Long-Term Incentives Aligned with Performance 40% Book Value appreciation RSUs, 25% Relative Total Shareholder Return, 35% Time-Based RSUs 2021 Long-Term Incentives Equity Mix Key Elements Performance Link § Book value is a key value driver of our stockholder value § Cliff vest at the end of a 3-year performance period 65% of CEO’s Book Value RSUs Book Value § Book value must increase by more than 6.25% and Named (40%) Appreciation over the 3-year performance period for any Executive RSUs to vest Officers’ long- § Book value must increase by 8.25% over the term annual three-year performance period for target RSU equity awards awards to vest consist of performance- based shares § Focuses executives on actions that will Total Shareholder generate sustainable value creation Relative TSR Return § 3-year performance measurement period (25%) § TSR measured against S&P 400 MidCap Index 35% of CEO’s § Time-based RSUs provide a retention and Named Share Price incentive Time-based RSUs Executive Appreciation § Vests in three equal annual installments (35%) Officers’ LTI is time-based 10

Significant Improvement in Shareholder Support Advisory Vote on 2018 2021 Named Executive Officer Compensation 70% 96% Based on feedback received during shareholder outreach over the past few years, we modified our compensation program to reflect investor priorities The changes made to our compensation program have resonated with our investors and as a result, the 2021 advisory vote on named executive officer compensation rose to 96% approval, up from 70% approval in 2018 11

Air Lease 2022 Executive Compensation Program 2022 Executive Compensation Plan Despite continuing uncertainty surrounding the COVID-19 pandemic, our 2022 executive compensation plan returns to our historical approach of measuring performance on an annual basis for our annual bonus program and returns the relative splits of long-term equity awards to our historical split of: • 50% Book Value RSUs • 25% TSR RSUs • 25% Time-based RSUs We also added new strategic metrics, including our first ESG metrics, to our strategic performance objectives included in our annual bonus plan based on feedback we received from shareholders. As a result, the 2022 program targets approximately 88% of the annual and long-term incentive compensation for our executive vice presidents as performance-based, which we believe will continue to promote the creation of long-term stockholder value. 12

ESG Strategy & Commitment The aircraft in our fleet and orderbook are the most modern technology, fuel efficent commercial aircraft available today The airline industry is now, more than ever, focused on reducing its environmental impact in response to increasingly stringent environmental laws/regulations concerning air emissions and Environmental other impacts to the environment. We believe this will result in our airline customers accelerating their transition to the aircraft we own and have on order We continue to evaluate reporting frameworks/standards and enhanced disclosures related to emissions inventories, including scope 1 and 2 emissions, and other performance metrics We strive to cultivate an environment where all employees can succeed and have efforts in place focused on diversity, equity and inclusion, including appropriate policies and required trainings We seek business partners that uphold ethical standards, and this commitment is outlined in codes/policies including our Supplier Code of Conduct and Human Rights Policy Social We support the communities in which we do business as well as educational and charitable causes, and plan community service employee engagement events which in 2021 focused on environmental restoration We maintain governance practices that establish meaningful accountability for our Company and Board of Directors (the “Board”) which provides oversight of the risks related to ESG practices Board remains committed to identifying candidates with gender, ethnic and geographic diversity; in May 2021 we added our third female director further broadening the expertise and diversity of Governance our Board, and in November 2021 our Board adopted a “Rooney Rule” to include minority and female candidates in the pool of potential director nominees Outreach to our Stakeholders continues through informal ongoing conversations and more targeted dialogue related to our proxy and ESG efforts We are dedicated to the continued enhancement of our ESG disclosures including additional information related to any required SEC climate disclosures 13 ALC ESG Strategy & Commitment

Environmental Highlights Our core strategy is to work with our airline customers to replace their older aircraft with the most modern, fuel-efficient aircraft available. The aviation industry is committed to reducing its environmental impact and we believe our new aircraft are vital to helping our industry achieve its sustainability goals over time. As of December 31, 2021, our owned fleet of 382 aircraft had a weighted average age of 4.4 years (7.3 years younger than the average of the world’s fleet of commercial passenger aircraft) Our order book is comprised of more than 400 of the most environmentally friendly commercial passenger aircraft available The new aircraft we have on order from the manufacturers are generally 20% to 30% more fuel-efficient than those they will replace and have a significantly smaller noise footprint Our headquarters in Los Angeles is in a LEED GOLD certified building Approximate improvement in fuel burn vs. previous generation aircraft 35% 30% 30% 25% 25% 25% 25% 20% 20% 20% 15% 10% 5% 0% A320neo/A321neo 737MAX Family A220 A330neo A350 787 Family A320neo/ A330-900neo A350 787 737 MAX A220-300 A321neo 1 Aircraft Type 1 Source: Boeing & Airbus. Aircraft comparisons: A220-300 compared to A319ceo. A320neo compared to A320ceo. A321neo compared to A321ceo. A330-900neo compared to B767-300ER. A350-900 compared to B777-200ER. A350-1000 compared to B777-300ER. 737MAX compared to 737NG (no winglet). 787 compared to 767-300ER. 737 MAX 8 is 20% lower and 737 Max 9 is 21% lower. 787-9 is 31% lower and 787-10 is 35% lower. A320neo is 20% lower, A321neo is 22% lower. A350-900 and A350- 14 1000 both 25% lower. Approx. fuel burn improvement per seat compared to previous generation aircraft

ALC’s Orderbook Contains Modern, Environmentally Friendly Aircraft Aircraft on order* A220-100/300 76 A320/321neo 196 B737-7/8/9 MAX 101 A330-900neo 18 B787-9/10 24 A350-900/1000 9 A350F 7 *As of December 31, 2021, and giving effect to our conversion of three Boeing 787 aircraft to 18 737 MAX aircraft in February 2022, we had commitments to purchase 431 aircraft from Boeing and Airbus for delivery through 2028, with an estimated aggregate commitment of $27.7 billion. The information above reflects the conversion for three 787-9 aircraft to 18 737 431 MAX aircraft pursuant to a February 2022 agreement with Boeing. The information above reflects Airbus and Boeing aircraft delivery delays based on information currently available to us based on contractual documentation. Excluded from the information above are orders for 32 Boeing 737 MAX aircraft pursuant to a February 2022 memorandum of understanding 15 signed with Boeing.

Social Highlights We are committed to operating with the highest standard for social responsibility. As such, we strive to cultivate an environment where all our employees can succeed. We seek out partners that uphold these ethical standards and we aim to support the communities in which we do business and educational and charitable organizations within the aviation industry. ü We provide a comprehensive benefits package benchmarked in the 90th percentile of coverage for similarly sized companies. ü We offer competitive compensation to our employees. All of our U.S. employees and to the extent practicable, non-U.S. employees, are eligible to participate in our long-term stock-based incentive plan. ü We are building a diverse organization that respects different backgrounds and experiences; more than 30% of our employees were multicultural and over 50% were female as of December 31, 2021 ü We have codes and policies in place which outline expectations for our employees and the companies with which we do business, such as a Code of Business Conduct and Ethics, Supplier Code of Conduct, and Human Rights Policy ü We support and pay for training and education programs that provide continual improvement for our employees, including continuing education, leasing seminars, and conferences related to the employee’s role in the Company ü We require all employees to participate in our training programs, including anti-harassment, compliance and cyber security and promoting equity in the workplace ü We support various charitable causes with both financial and human resources to advance aviation, education and humanitarian assistance ü As of December 31, 2021, we had aircraft in our owned fleet leased to customers across 30 countries considered emerging markets and developing economies 16

Corporate Citizenship We are committed to giving back as a corporation through community service, charitable donations and specialized mentorship programs We are proud to support the following organizations: In 2021 Air Lease Corporation Donated $100,000 to the ISTAT Foundation Matching Campaign to Benefit LA-based ALC employees work with TreePeople to Airlink's Operation Airlift India care for newly-planted trees in their community 17

Governance Highlights We maintain governance practices that we believe establish meaningful accountability for our Company and our Board, including: ü All Directors except Executive Chairman and Chief Executive Officer are Independent ü All Standing Board Committees Comprised Entirely of Independent Directors ü Independent Lead Director with Clearly Defined Role and Responsibilities ü Commitment to Board Refreshment with Two New Directors in Last Three Years ü Commitment to Board Diversity with Three Female Directors, One of Whom is from an Underrepresented Community ü Requirement to Actively Include Women and Individuals From Minority Groups in the Pool of Potential Director Candidates ü Average Independent Director Tenure of 7.8 Years ü Majority Vote Standard for Director Elections With Mandatory Director Resignation if Not Elected ü All Directors Elected on an Annual Basis ü Annual Board and Committee Evaluations ü All Audit Committee Members are Financial Experts ü Focus on Critical Risk Oversight Role ü Ongoing Board Succession Planning—Management and Board Dialogue to Ensure Successful Oversight of Succession Planning ü Active Board Oversight of the Company’s Governance ü Robust Director and Executive Officer Stock Ownership Guidelines ü Prohibition on Short Sales, Transactions in Derivatives and Hedging of Company Stock by Directors and all Employees ü Prohibition on Pledging of Company Stock by Directors and Executive Officers ü Clawback Policy for Executive Compensation ü All Independent Directors are Invited to Attend Meetings of Committees they are not Members of and Regularly Attend those Meetings 18

Highly Engaged Board with Extensive Industry Relevant Experience

Strong Board evaluation and succession processes ensure the Board is comprised of directors with the necessary skills and balance of perspectives to oversee our unique business

									
Denotes independent directors	**Steven F. Udvar-Házy** ***Exec. Chairman***	**John L. Plueger** ***CEO***	**Robert Milton** ***LID***	**Matthew J. Hart**	**Cheryl Gordon Krongard**	**Yvette Hollingsworth Clark**	**Marshall O. Larsen**	**Susan McCaw**	**Ian M. Saines**
			Former Chairman & CEO, Ace Aviation Holdings*	**Retired President & COO, Hilton Hotels Corporation**	**Retired Senior Partner, Apollo Management**	**Senior Director, Trust – Global Head of Compliance at Google LLC**	**Retired Chairman, President & CEO, Goodrich Corporation**	**President, SRM Investments**	**Chief Executive, Funds Management Challenger Limited**
Joined Board	2010	2010	2010	2010	2013	2021	2014	2019	2010
Executive Leadership Experience	✔	✔	✔	✔	✔	✔	✔	✔	✔
Airline Industry / Aviation	✔	✔	✔	✔	✔		✔		
Financial / Capital Allocation Expertise	✔	✔	✔	✔	✔		✔	✔	✔
International Experience	✔	✔	✔	✔	✔	✔	✔	✔	✔
Risk Management / Oversight Expertise	✔	✔	✔	✔	✔	✔	✔	✔	✔
Other Public Company Boards	✓ SkyWest Inc.	✓ Spirit AeroSystems Holdings	✓ Cathay Pacific Airways Limited ✓ Breeze Aviation Group, Inc.	✓ American Airlines Group, Inc. ✓ American Homes 4 Rent	✓ Xerox Holdings Corporation		✓ Becton, Dickinson and Company ✓ Raytheon Technologies**	✓ Lionsgate Entertainment Corp.	

*A holding company for Air Canada
**Mr. Larsen is retiring from Raytheon's Board effective April 25, 2022.

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Board Composition Independent Director Tenure Gender Diversity Racial Diversity Independence African CEO American, 0-5 years, Female, 3 1 2 Executive 10+ years, Chairman 3 Commitment to 78% Average Tenure 33% Expanding Racial 7.8 years Independent Female Diversity Male, 6 Independent, White, 8 5-10 7 years, 2 All Directors except Executive Chairman and Chief Executive Officer are Independent Independent Lead Director with Clearly Defined Role and Responsibilities Commitment to Board Refreshment with Two New Directors in Last Three Years Average Independent Director Tenure of 7.8 Years Commitment to Board Diversity with Three Female Directors, One of Whom is from an Underrepresented Community Requirement to Actively Include Women and Individuals From Minority Groups in the Pool of Potential Director Candidates 20